SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 26, 2001
(To Prospectus dated January 10, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-6

                                 ------------

The Class B-2
certificates represent
obligations of the
trust only and do not        The Class B-2 Certificates
represent an interest
in or obligation of          o   This supplement relates to the offering of
CWMBS, Inc.,                     the Class B-2 certificates of the series
Countrywide Home                 referenced above. This supplement does not
Loans, Inc.,                     contain complete information about the
Countrywide Home Loans           offering of the Class B-2 certificates.
Servicing LP or any of           Additional information is contained in the
their affiliates.                prospectus supplement dated February 26,
                                 2001, prepared in connection with the
This supplement may be           offering of the offered certificates of the
used to offer and sell           series referenced above and in the prospectus
the offered                      of the depositor dated January 10, 2001. You
certificates only if             are urged to read this supplement, the
accompanied by the               prospectus supplement and the prospectus in
prospectus supplement            full.
and the prospectus.
                             o   As of August 25, 2003, the class certificate
                                 balance of the Class B-2 certificates was approximately $2,375,019.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 10, 2003

                               THE MORTGAGE POOL

     As of August 1, 2003 (the "Reference Date"), loan group 1 included approximately 118 Mortgage Loans having an aggregate Stated Principal Balance of approximately $36,613,730 and loan group 2 included approximately 34 Mortgage Loans having an aggregate Stated Principal Balance of approximately $8,867,583.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                       As of August 1, 2003
                                                                   -----------------------------
                                                                   Loan Group 1     Loan Group 2
                                                                   -------------- --------------
Total Number of Mortgage Loans...................................        118           34
Delinquent Mortgage Loans and Pending Foreclosures at Period End
(1)
        30-59 days...............................................        3.39%         5.88%
        60-90 days...............................................        1.69%         2.94%
        91 days or more (excluding pending foreclosures).........        1.69%         0.00%
                                                                         -----         -----
       Total Delinquencies.......................................        6.77%         8.82%
                                                                         =====         =====
Foreclosures Pending.............................................        1.69%         0.00%
                                                                         -----         -----
Total Delinquencies and foreclosures pending.....................        8.46%         8.82%
                                                                         =====         =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.


     Two (2) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans. No Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $42.595 billion at June 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                                   At February 28(29),                  At December 31,         At June 30,
                                     ------------------------------------------  --------------------------  ----------------
                                        1999           2000           2001           2001           2002           2003
                                     ------------------------------------------  --------------------------  ----------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
    30-59 days ..................       1.03%          1.36%          1.61%          1.89%          2.11%          2.04%
    60-89 days ..................       0.18           0.22           0.28           0.39           0.53           0.52
    90 days or more
       (excluding pending
       foreclosures) ............       0.12           0.16           0.14           0.23           0.35           0.70
                                     -----------   -----------    -----------    -----------    ------------   ------------
        Total of delinquencies          1.32%          1.75%          2.03%          2.51%          2.99%          3.25%
                                     ===========   ===========    ===========    ===========    ============   ============
Foreclosures pending ............       0.14%          0.16%          0.27%          0.31%          0.31%          0.90%
                                     ===========   ===========    ===========    ===========    ============   ============
Total delinquencies and
   foreclosures pending .........       1.46%          1.91%          2.30%          2.82%          3.31%          4.15%
                                     ===========   ===========    ===========    ===========    ============   ============
Net Gains/(Losses) on
   liquidated loans(1) ..........    $(2,882,524)  $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(10,244,403)
Percentage of Net
   Gains/(Losses)
   on liquidated loans(1)(2).....      (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.032)%       (0.024)%
Percentage of Net
   Gains/(Losses)
   on liquidated loans (based
   on average outstanding
   principal balance)(1) ........      (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.033)%       (0.025)%
----------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value
    (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES

     The Class B-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of August 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class B-2 Certificates was approximately $2,375,019, evidencing a beneficial ownership interest of approximately 5.22% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $23,724,116 and evidenced in the aggregate a beneficial ownership interest of approximately 52.16% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $6,358,324 and evidenced in the aggregate a beneficial ownership interest of approximately 13.98% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $15,398,873 and evidenced in the aggregate a beneficial ownership interest of approximately 33.86% in the Trust Fund. For additional information with respect to the Class B-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Model,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class B-2 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class B-2 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class B-2 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class B-2 Certificates is September 15, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Model (the "Prepayment Model"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% of the Prepayment Model assumes prepayment rates will be 0.50% per annum in month one, 1.00% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% of the Prepayment Model assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Model rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Model, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class B-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of Prepayment Model specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Model, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

               Percent of Class Certificate Balance Outstanding

                                                  Percentage of the
                                                   Prepayment Model
Distribution Date                        0%      100%    250%     400%     500%
-----------------                       ---      ----    ----     ----     ----
Initial.............................    100      100     100      100      100
September 2004......................     98      98       98       98       98
September 2005......................     96      96       96       96       96
September 2006......................     94      93       91       89       88
September 2007......................     91      88       84       79       62
September 2008......................     89      83       75       64       42
September 2009......................     86      77       65       47       29
September 2010......................     84      71       54       35       19
September 2011......................     81      64       44       25       13
September 2012......................     77      58       36       18        9
September 2013......................     74      52       29       13        6
September 2014......................     70      47       24       10        4
September 2015......................     66      41       19        7        3
September 2016......................     63      37       15        5        2
September 2017......................     61      33       13        4        1
September 2018......................     58      30       10        3        1
September 2019......................     55      27        8        2        1
September 2020......................     52      24        7        1        *
September 2021......................     48      21        5        1        *
September 2022......................     45      18        4        1        *
September 2023......................     41      15        3        *        *
September 2024......................     36      13        2        *        *
September 2025......................     32      11        2        *        *
September 2026......................     26       8        1        *        *
September 2027......................     21       6        1        *        *
September 2028......................     15       4        1        *        *
September 2029......................      9       2        *        *        *
September 2030......................      3       1        *        *        *
September 2031......................      0       0        0        0        0
Weighted Average Life (in years)** .    16.29    11.76    8.46     6.57     5.30
..............
  --------------------------
  (*) Less than 0.5% of the initial aggregate principal balance.
  (**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,512,618, $200,000 and $1,115,214 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

        Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor"), if the conditions for the application of the Exemption described in the Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchasers of the Class B-2 Certificates.

                                    RATINGS

     The Class B-2 Certificates are currently rated "A" by Fitch Ratings. Standard & Poor's, a division of the McGraw-Hill Companies, Inc., was not asked to rate these certificates. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                             118
Aggregate Principal Balance                   $36,613,730
Average Principal                              $310,286              $30,773 to $1,256,309
Weighted Average Mortgage Rate                  7.797%                6.750% to 9.875%
Net Weighted Average Mortgage Rate              7.526%                6.491% to 8.866%
Weighted Average Original Term (months)           359                    300 to 360
Weighted Average Remaining Term (months)          330                    271 to 331
Weighted Average Combined LTV                   75.79%                40.77% to 95.00%


                                            MORTGAGE RATES

Mortgage                           Number of                Aggregate            Percentage of Mortgage
Rate (%)                         Mortgage Loans         Principal Balance        Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
6.750                                  1                    $280,943                      0.77          %
6.875                                  1                    $349,805                      0.96
7.000                                  5                   $2,086,129                     5.70
7.125                                  1                    $322,588                      0.88
7.250                                  9                   $3,081,961                     8.42
7.375                                  8                   $3,674,481                    10.04
7.500                                  7                   $2,389,192                     6.53
7.625                                 10                   $3,887,673                    10.62
7.750                                 10                   $2,852,970                     7.79
7.875                                 16                   $5,876,830                    16.05
8.000                                 11                   $3,083,622                     8.42
8.125                                  8                   $1,129,087                     3.08
8.250                                  9                   $2,118,756                     5.79
8.375                                  2                   $1,116,444                     3.05
8.500                                 10                   $1,861,711                     5.08
8.625                                  4                    $687,448                      1.88
8.750                                  1                    $333,590                      0.91
8.875                                  2                    $486,352                      1.33
9.000                                  2                    $666,765                      1.82
9.875                                  1                    $327,383                      0.89
---------------------------------------------------------------------------------------------------------
Total                                 118                 $36,613,730                   100.00         %
=========================================================================================================

                                          CURRENT MORTGAGE LOAN
                                           PRINCIPAL BALANCES

Range of Mortgage                  Number of                Aggregate            Percentage of Mortgage
Principal Balances ($)           Mortgage Loans         Principal Balance        Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                    13                   $875,507                      2.39          %
$100,000.01 - $200,000.00              22                  $3,326,736                     9.09
$200,000.01 - $300,000.00              13                  $3,657,467                     9.99
$300,000.01 - $400,000.00              46                  $15,670,308                   42.80
$400,000.01 - $500,000.00              12                  $5,409,907                    14.78
$500,000.01 - $600,000.00               6                  $3,169,408                     8.66
$600,000.01 - $700,000.00               4                  $2,517,451                     6.88
$700,000.01 - $800,000.00               1                   $730,636                      2.00
$1,000,000.01 - $1,500,000.00           1                  $1,256,309                     3.43
---------------------------------------------------------------------------------------------------------
Total                                 118                  $36,613,730                   100.00         %
=========================================================================================================


                                         DOCUMENTATION PROGRAM

                                   Number of                  Aggregate          Percentage of Mortgage
Type of Program                  Mortgage Loans           Principal Balance      Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
Full/Alternative                       93                    $27,071,656                 73.94          %
Reduced                                20                    $8,200,922                  22.40
Streamlined                             3                     $692,289                    1.89
No Income/No Asset                      1                     $327,383                    0.89
CLUES Plus                              1                     $321,480                    0.88
---------------------------------------------------------------------------------------------------------
Total                                 118                    $36,613,730                 100.00         %
=========================================================================================================

                                     ORIGINAL LOAN TO VALUE RATIOS

Range of Original                  Number of                  Aggregate          Percentage of Mortgage
Loan-to-Value Ratios %           Mortgage Loans           Principal Balance      Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
50.00 or Below                         2                     $1,153,068                   3.15          %
55.01 - 60.00                          3                     $1,090,542                   2.98
60.01 - 65.00                          6                     $2,876,298                   7.86
65.01 - 70.00                          9                     $3,702,722                  10.11
70.01 - 75.00                         17                     $6,814,522                  18.61
75.01 - 79.99                         15                     $3,874,072                  10.58
80.00 - 80.00                         52                     $12,236,262                 33.42
80.01 - 85.00                          3                     $1,196,834                   3.27
85.01 - 90.00                          6                     $2,048,651                   5.60
90.01 - 95.00                          5                     $1,620,760                   4.43
---------------------------------------------------------------------------------------------------------
Total                                118                    $36,613,730                 100.00          %
=========================================================================================================


                                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                   Number of                   Aggregate         Percentage of Mortgage
State                            Mortgage Loans            Principal Balance      Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
Arizona                                2                        $750,760                   2.05         %
Arkansas                               3                       $1,301,707                  3.56
California                            30                      $10,305,663                 28.15
Connecticut                            2                        $875,676                   2.39
Florida                                6                       $2,097,843                  5.73
Georgia                                7                       $2,374,543                  6.49
Hawaii                                 2                       $1,246,205                  3.40
Illinois                               3                        $986,023                   2.69
New York                               4                       $1,178,910                  3.22
North Carolina                         4                        $787,665                   2.15
Ohio                                   3                       $1,154,993                  3.15
Texas                                 20                       $5,721,560                 15.63
Washington                             6                       $1,907,147                  5.21
Other (less than 2%)                  26                       $5,925,035                 16.18
---------------------------------------------------------------------------------------------------------
Total                                118                      $36,613,730                100.00        %
=========================================================================================================


                                          PURPOSE OF MORTGAGE LOANS

                                   Number of                   Aggregate         Percentage of Mortgage
Loan Purpose                     Mortgage Loans            Principal Balance     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
Purchase                               67                     $18,031,192                49.25          %
Refinance (rate/term)                  28                     $10,767,836                29.41
Refinance (cash-out)                   23                     $7,814,702                 21.34
---------------------------------------------------------------------------------------------------------
Total                                 118                     $36,613,730               100.00         %
=========================================================================================================


                                        TYPES OF MORTGAGED PROPERTIES

                                   Number of                   Aggregate         Percentage of Mortgage
Property Type                    Mortgage Loans            Principal Balance     Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
Single Family                          89                     $26,273,551                71.76          %
Planned Unit Development               24                     $8,371,371                 22.86
2-4 Family                             3                      $1,240,486                  3.39
Low-rise Condominium                   2                       $728,321                   1.99
---------------------------------------------------------------------------------------------------------
Total                                 118                     $36,613,730               100.00         %
=========================================================================================================


                                            OCCUPANCY TYPES

                                    Number of                Aggregate           Percentage of Mortgage
Occupancy Type                   Mortgage Loans          Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
Primary Residence                      113                  $34,241,348                  93.52          %
Secondary Residence                     4                   $2,063,109                    5.63
Investor Property                       1                    $309,273                     0.84
---------------------------------------------------------------------------------------------------------
Total                                  118                  $36,613,730                 100.00          %
=========================================================================================================

                                       REMAINING TERMS TO MATURITY

Remaining Terms to Maturity         Number of                Aggregate           Percentage of Mortgage
(Months)                         Mortgage Loans          Principal Balance       Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------
271                                     1                    $358,028                     0.98          %
307                                     1                    $296,136                     0.81
329                                    15                   $4,736,435                   12.94
330                                    53                   $13,871,155                  37.89
331                                    48                   $17,351,975                  47.39
---------------------------------------------------------------------------------------------------------
                                                                                                        %
Total                                  118                  $36,613,730                 100.00          %
=========================================================================================================


Summary of Mortgage Loans in Group 2
(As of Reference Date)
Total Number of Loans                                        34
Aggregate Principal Balance                              $8,867,583
Average Principal                                         $260,811              $24,197 to $717,514
Weighted Average Mortgage Rate                             7.269%                6.500% to 9.875%
Net Weighted Average Mortgage Rate                         7.001%                6.241% to 9.116%
Weighted Average Original Term (months)                     180                     180 to 180
Weighted Average Remaining Term (months)                    150                     148 to 151
Weighted Average Combined LTV                              72.95%                28.95% to 95.00%


                                            MORTGAGE RATES

Mortgage                           Number of                 Aggregate           Percentage of Mortgage
Rate (%)                         Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
6.500                                  1                     $490,256                     5.53          %
6.750                                  1                     $575,669                     6.49
6.875                                  2                     $641,255                     7.23
7.000                                  7                    $2,683,707                   30.26
7.125                                  2                     $751,636                     8.48
7.250                                  3                    $1,152,704                   13.00
7.375                                  1                      $53,209                     0.60
7.500                                  5                    $1,314,759                   14.83
7.625                                  2                      $71,225                     0.80
7.875                                  2                     $129,302                     1.46
8.250                                  3                     $436,551                     4.92
8.500                                  1                     $267,112                     3.01
8.750                                  1                      $89,400                     1.01
9.000                                  1                      $47,116                     0.53
9.250                                  1                      $53,809                     0.61
9.875                                  1                     $109,875                     1.24
---------------------------------------------------------------------------------------------------------
Total                                 34                    $8,867,583                  100.00         %
=========================================================================================================

                                          CURRENT MORTGAGE LOAN
                                           PRINCIPAL BALANCES

Range of Mortgage                  Number of                 Aggregate           Percentage of Mortgage
Principal Balances ($)           Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
$0.01 - $100,000.00                   12                     $694,974                     7.84          %
$100,000.01 - $200,000.00              1                     $109,875                     1.24
$200,000.01 - $300,000.00              8                    $2,123,525                   23.95
$300,000.01 - $400,000.00              5                    $1,762,706                   19.88
$400,000.01 - $500,000.00              4                    $1,753,674                   19.78
$500,000.01 - $600,000.00              3                    $1,705,315                   19.23
$700,000.01 - $800,000.00              1                     $717,514                     8.09
---------------------------------------------------------------------------------------------------------
Total                                 34                    $8,867,583                  100.00          %
=========================================================================================================



                                DOCUMENTATION PROGRAM

                              Number of                          Aggregate        Percentage of Mortgage
Type of Program             Mortgage Loans                    Principal Balance    Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
Reduced                         12                                   $4,073,167          45.93                    %
Full/Alternative                15                                   $3,859,916          43.53
No Income/No Asset              4                                    $477,911            5.39
Streamlined                     2                                    $378,100            4.26
CLUES Plus                      1                                    $78,488             0.89
--------------------------------------------------------------------------------------------------------------------

Total                           34                                   $8,867,583          100.00                   %


                                ORIGINAL LOAN TO VALUE RATIOS

Range of Original             Number of                          Aggregate        Percentage of Mortgage
Loan-to-Value Ratios %      Mortgage Loans                    Principal Balance    Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
50.00 or Below                  3                                    $1,163,828          13.12                    %
65.01 - 70.00                   4                                    $1,254,815          14.15
70.01 - 75.00                   3                                    $1,572,080          17.73
75.01 - 79.99                   10                                   $2,532,463          28.56
80.00 - 80.00                   6                                    $1,109,113          12.51
80.01 - 85.00                   2                                    $501,739            5.66
90.01 - 95.00                   6                                    $733,546            8.27
--------------------------------------------------------------------------------------------------------------------

Total                           34                                   $8,867,583          100.00                   %


                                STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                              Number of                          Aggregate        Percentage of Mortgage
State                       Mortgage Loans                    Principal Balance    Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------------
California                      7                                    $2,578,845          29.08                    %
Connecticut                     1                                    $404,378            4.56
Florida                         2                                    $602,162            6.79
Kansas                          1                                    $416,606            4.70
Lousiana                        1                                    $209,294            2.36
Maryland                        1                                    $288,322            3.25
Mississippi                     1                                    $292,445            3.30
New York                        1                                    $717,514            8.09
Ohio                            1                                    $267,112            3.01
Pennsylvania                    2                                    $329,083            3.71
Texas                           9                                    $2,332,057          26.30
Other (less than 2%)            7                                    $429,765            4.84
--------------------------------------------------------------------------------------------------------------------

Total                           34                                   $8,867,583          100.00                   %




                                        PURPOSE OF MORTGAGE LOANS

                                    Number of                Aggregate           Percentage of Mortgage
Loan Purpose                     Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
Purchase                               19                    $4,187,698                  47.22          %
Refinance (rate/term)                  12                    $3,886,989                  43.83
Refinance (cash-out)                    3                     $792,896                    8.94
---------------------------------------------------------------------------------------------------------
Total                                  34                    $8,867,583                 100.00         %
=========================================================================================================

                                      TYPES OF MORTGAGED PROPERTIES

                                    Number of                Aggregate           Percentage of Mortgage
Property Type                    Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
Single Family                          23                    $5,484,331                  61.85          %
Planned Unit Development                8                    $2,691,690                  30.35
Low-rise Condominium                    3                     $691,562                    7.80
---------------------------------------------------------------------------------------------------------
Total                                  34                    $8,867,583                 100.00         %
=========================================================================================================

                                            OCCUPANCY TYPES

                                    Number of                Aggregate           Percentage of Mortgage
Occupancy Type                   Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
Primary Residence                      33                    $8,789,095                  99.11          %
Investor Property                       1                     $78,488                     0.89
---------------------------------------------------------------------------------------------------------
Total                                  34                    $8,867,583                 100.00         %
=========================================================================================================

                                       REMAINING TERMS TO MATURITY

Remaining Terms to Maturity         Number of                Aggregate           Percentage of Mortgage
(Months)                         Mortgage Loans          Principal Balance       Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------
148                                     3                     $249,071                    2.81          %
149                                     6                    $1,312,041                  14.80
150                                    13                    $3,309,433                  37.32
151                                    12                    $3,997,038                  45.07
---------------------------------------------------------------------------------------------------------
Total                                  34                    $8,867,583                 100.00         %
=========================================================================================================



                                   EXHIBIT 2


   THE                                                                                                Distribution Date:    8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                                 CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit                  CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                           SERIES 2001-6

                                              Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                              Certificate                           Pass
                                 Class           Rate          Beginning           Through           Principal         Interest
  Class        Cusip          Description        Type           Balance           Rate (%)         Distribution      Distribution
-----------------------------------------------------------------------------------------------------------------------------------
   1A1       12669BM58          Senior        Fix-30/360                0.00         7.000000               0.00             0.00
   1A2       12669BM66          Senior        Fix-30/360                0.00         7.000000               0.00             0.00
   1A3       12669BM74          Senior        Fix-30/360                0.00         7.000000               0.00             0.00
   1A4       12669BM82          Senior        Fix-30/360                0.00         7.250000               0.00             0.00
   1A5       12669BM90          Senior        Fix-30/360                0.00         6.750000               0.00             0.00
   1A6       12669BN24          Senior        Fix-30/360       23,741,617.52         7.000000       3,617,980.42       138,492.77
   1A7       12669BN32          Senior        Fix-30/360                0.00         7.000000               0.00             0.00
   1A8       12669BP63          Senior        Fix-30/360        4,098,035.45         7.000000         624,498.82        23,905.21
   2A1       12669BN40          Senior        Fix-30/360        7,556,378.13         6.500000       1,218,386.27        40,470.56
   PO                                                             194,398.88         0.000000          47,124.62             0.00
  PO-1       12669BP22         Strip PO       Fix-30/360          173,979.26         0.000000          47,036.89             0.00
  PO-2       12669BP22         Strip PO       Fix-30/360           20,419.62         0.000000              87.73             0.00
   AR        12669BN57          Senior        Fix-30/360                0.00         7.000000               0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
    M        12669BN65         Mezzanine      Var-30/360        5,772,912.19         6.918939          32,341.57        33,228.41
   B1        12669BN73          Junior        Var-30/360        3,582,598.61         6.918939          20,070.79        20,621.14
   B2        12669BN81          Junior        Var-30/360        2,388,399.07         6.918939          13,380.52        13,747.43
   B3        12669BQ88          Junior        Var-30/360        1,990,332.57         6.918939          11,150.44        11,456.19
   B4        12669BQ96          Junior        Var-30/360          995,166.27         6.918939           5,575.22         5,728.09
   B5        12669BR20          Junior        Var-30/360          814,221.09         6.918939           4,561.50         4,686.59
-----------------------------------------------------------------------------------------------------------------------------------
 Totals                                                        51,134,059.78                        5,595,070.17       292,336.39
-----------------------------------------------------------------------------------------------------------------------------------


                                 Current                        Cumulative
                   Total         Realized          Ending        Realized
  Class        Distribution       Losses           Balance        Losses
------------------------------------------------------------------------------
   1A1                 0.00           0.00             0.00            0.00
   1A2                 0.00           0.00             0.00            0.00
   1A3                 0.00           0.00             0.00            0.00
   1A4                 0.00           0.00             0.00            0.00
   1A5                 0.00           0.00             0.00            0.00
   1A6         3,756,473.19           0.00    20,123,637.10            0.00
   1A7                 0.00           0.00             0.00            0.00
   1A8           648,404.02           0.00     3,473,536.63            0.00
   2A1         1,258,856.83           0.00     6,337,991.85            0.00
   PO             47,124.62           0.00       147,274.26            0.00
  PO-1            47,036.89           0.00       126,942.37            0.00
  PO-2                87.73           0.00        20,331.89            0.00
   AR                  0.00           0.00             0.00            0.00
------------------------------------------------------------------------------
    M             65,569.98           0.00     5,740,570.61            0.00
   B1             40,691.93           0.00     3,562,527.83            0.00
   B2             27,127.95           0.00     2,375,018.55            0.00
   B3             22,606.63           0.00     1,979,182.13            0.00
   B4             11,303.31           0.00       989,591.06            0.00
   B5              9,248.09      57,676.62       751,982.97      436,615.06
------------------------------------------------------------------------------
 Totals        5,887,406.55      57,676.62    45,481,312.99      436,615.06
------------------------------------------------------------------------------


   THE                                                                                                Distribution Date:    8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                                 CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit                CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                           SERIES 2001-6

                                                          Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------
                                    Original          Beginning         Scheduled                        Unscheduled
                                  Certificate        Certificate        Principal         Accretion       Principal
   Class           Cusip            Balance            Balance        Distribution        Principal      Adjustments
----------------------------------------------------------------------------------------------------------------------
    1A1          12669BM58       162,492,000.00          0.00                     0.00          0.00             0.00
    1A2          12669BM66       33,254,000.00           0.00                     0.00          0.00             0.00
    1A3          12669BM74       17,847,000.00           0.00                     0.00          0.00             0.00
    1A4          12669BM82       21,000,000.00           0.00                     0.00          0.00             0.00
    1A5          12669BM90       21,000,000.00           0.00                     0.00          0.00             0.00
    1A6          12669BN24       30,000,000.00      23,741,617.52         3,617,980.42          0.00             0.00
    1A7          12669BN32         312,000.00            0.00                     0.00          0.00             0.00
    1A8          12669BP63       49,350,000.00       4,098,035.45           624,498.82          0.00             0.00
    2A1          12669BN40       67,136,000.00       7,556,378.13         1,218,386.27          0.00             0.00
     PO                            807,608.82         194,398.88             47,124.62          0.00             0.00
    PO-1         12669BP22         744,564.60         173,979.26             47,036.89          0.00             0.00
    PO-2         12669BP22         63,044.22          20,419.62                  87.73          0.00             0.00
     AR          12669BN57           100.00              0.00                     0.00          0.00             0.00
----------------------------------------------------------------------------------------------------------------------
     M           12669BN65        6,091,000.00       5,772,912.19            32,341.57          0.00             0.00
     B1          12669BN73        3,780,000.00       3,582,598.61            20,070.79          0.00             0.00
     B2          12669BN81        2,520,000.00       2,388,399.07            13,380.52          0.00             0.00
     B3          12669BQ88        2,100,000.00       1,990,332.57            11,150.44          0.00             0.00
     B4          12669BQ96        1,050,000.00        995,166.27              5,575.22          0.00             0.00
     B5          12669BR20        1,260,291.18        814,221.09              4,561.50          0.00             0.00
----------------------------------------------------------------------------------------------------------------------
   Totals                        420,000,000.00     51,134,059.78         5,595,070.17          0.00             0.00
----------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                    Net            Current           Ending          Ending
                 Principal        Realized        Certificate      Certificate
   Class        Distribution       Losses           Balance          Factor
------------------------------------------------------------------------------
    1A1                 0.00           0.00               0.00    0.00000000000
    1A2                 0.00           0.00               0.00    0.00000000000
    1A3                 0.00           0.00               0.00    0.00000000000
    1A4                 0.00           0.00               0.00    0.00000000000
    1A5                 0.00           0.00               0.00    0.00000000000
    1A6         3,617,980.42           0.00      20,123,637.10    0.67078790332
    1A7                 0.00           0.00               0.00    0.00000000000
    1A8           624,498.82           0.00       3,473,536.63    0.07038574736
    2A1         1,218,386.27           0.00       6,337,991.85    0.09440526472
     PO            47,124.62           0.00         147,274.26    0.18235840961
    PO-1           47,036.89           0.00         126,942.37    0.17049207747
    PO-2               87.73           0.00          20,331.89    0.32250207860
     AR                 0.00           0.00               0.00    0.00000000000
------------------------------------------------------------------------------
     M             32,341.57           0.00       5,740,570.61    0.94246767535
     B1            20,070.79           0.00       3,562,527.83    0.94246767858
     B2            13,380.52           0.00       2,375,018.55    0.94246767732
     B3            11,150.44           0.00       1,979,182.13    0.94246768110
     B4             5,575.22           0.00         989,591.06    0.94246767203
     B5             4,561.50      57,676.62         751,982.97    0.59667399243
-----------------------------------------------------------------------------
   Totals       5,595,070.17      57,676.62      45,481,312.99
------------------------------------------------------------------------------


   THE                                                                                                Distribution Date:    8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                                 CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit                CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                           SERIES 2001-6

                                                         Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------
                      Beginning             Pass           Accrued          Cumulative                          Total
                    Certificate            Through         Optimal            Unpaid          Deferred       Interest
    Class               Balance           Rate (%)        Interest           Interest         Interest          Due
----------------------------------------------------------------------------------------------------------------------------
     1A1                   0.00           7.000000                 0.00           0.00             0.00             0.00
     1A2                   0.00           7.000000                 0.00           0.00             0.00             0.00
     1A3                   0.00           7.000000                 0.00           0.00             0.00             0.00
     1A4                   0.00           7.250000                 0.00           0.00             0.00             0.00
     1A5                   0.00           6.750000                 0.00           0.00             0.00             0.00
     1A6          23,741,617.52           7.000000           138,492.77           0.00             0.00       138,492.77
     1A7                   0.00           7.000000                 0.00           0.00             0.00             0.00
     1A8           4,098,035.45           7.000000            23,905.21           0.00             0.00        23,905.21
     2A1           7,556,378.13           6.500000            40,930.38           0.00             0.00        40,930.38
     PO              194,398.88           0.000000                 0.00           0.00             0.00             0.00
    PO-1             173,979.26           0.000000                 0.00           0.00             0.00             0.00
    PO-2              20,419.62           0.000000                 0.00           0.00             0.00             0.00
     AR                    0.00           7.000000                 0.00           0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------
      M            5,772,912.19           6.918939            33,285.36           0.00             0.00        33,285.36
     B1            3,582,598.61           6.918939            20,656.49           0.00             0.00        20,656.49
     B2            2,388,399.07           6.918939            13,770.99           0.00             0.00        13,770.99
     B3            1,990,332.57           6.918939            11,475.83           0.00             0.00        11,475.83
     B4              995,166.27           6.918939             5,737.91           0.00             0.00         5,737.91
     B5              814,221.09           6.918939             4,694.62           0.00             0.00         4,694.62
----------------------------------------------------------------------------------------------------------------------------
   Totals         51,134,059.78                              292,949.56           0.00             0.00       292,949.56
----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                     Net             Unscheduled
                  Prepayment           Interest           Interest
    Class        Int Shortfall        Adjustment             Paid
-----------------------------------------------------------------------
     1A1                 0.00               0.00              0.00
     1A2                 0.00               0.00              0.00
     1A3                 0.00               0.00              0.00
     1A4                 0.00               0.00              0.00
     1A5                 0.00               0.00              0.00
     1A6                 0.00               0.00        138,492.77
     1A7                 0.00               0.00              0.00
     1A8                 0.00               0.00         23,905.21
     2A1               459.83               0.00         40,470.56
     PO                  0.00               0.00              0.00
    PO-1                 0.00               0.00              0.00
    PO-2                 0.00               0.00              0.00
     AR                  0.00               0.00              0.00
-----------------------------------------------------------------------
      M                 56.95               0.00         33,228.41
     B1                 35.34               0.00         20,621.14
     B2                 23.56               0.00         13,747.43
     B3                 19.64               0.00         11,456.19
     B4                  9.82               0.00          5,728.09
     B5                  8.03               0.00          4,686.59
-----------------------------------------------------------------------
   Totals              613.17               0.00        292,336.39
-----------------------------------------------------------------------


   THE                                                                                                Distribution Date:    8/25/03
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                                 CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit                CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                           SERIES 2001-6

                                                         Current Payment Information
                                                             Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                Original         Beginning Cert.                                        Ending Cert.        Pass
                              Certificate           Notional           Principal         Interest         Notional        Through
   Class          Cusip         Balance             Balance           Distribution     Distribution       Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
    1A1         12669BM58      162,492,000.00         0.000000000      0.000000000      0.000000000      0.000000000      7.000000
    1A2         12669BM66       33,254,000.00         0.000000000      0.000000000      0.000000000      0.000000000      7.000000
    1A3         12669BM74       17,847,000.00         0.000000000      0.000000000      0.000000000      0.000000000      7.000000
    1A4         12669BM82       21,000,000.00         0.000000000      0.000000000      0.000000000      0.000000000      7.250000
    1A5         12669BM90       21,000,000.00         0.000000000      0.000000000      0.000000000      0.000000000      6.750000
    1A6         12669BN24       30,000,000.00       791.387250751    120.599347430      4.616425629    670.787903321      7.000000
    1A7         12669BN32          312,000.00         0.000000000      0.000000000      0.000000000      0.000000000      7.000000
    1A8         12669BP63       49,350,000.00        83.040231971     12.654484612      0.484401353     70.385747360      7.000000
    2A1         12669BN40       67,136,000.00       112.553296682     18.148031961      0.602814533     94.405264722      6.500000
    PO                             807,608.82       240.709208698     58.350799091      0.000000000    182.358409607      0.000000
   PO-1         12669BP22          744,564.60       233.665767800     63.173690330      0.000000000    170.492077470      0.000000
   PO-2         12669BP22           63,044.22       323.893588659      1.391510057      0.000000000    322.502078602      0.000000
    AR          12669BN57              100.00         0.000000000      0.000000000      0.000000000      0.000000000      7.000000
-----------------------------------------------------------------------------------------------------------------------------------
     M          12669BN65        6,091,000.00       947.777406910      5.309731564      5.455328413    942.467675346      6.918939
    B1          12669BN73        3,780,000.00       947.777410162      5.309731582      5.455328432    942.467678580      6.918939
    B2          12669BN81        2,520,000.00       947.777408896      5.309731575      5.455328425    942.467677321      6.918939
    B3          12669BQ88        2,100,000.00       947.777412694      5.309731596      5.455328446    942.467681098      6.918939
    B4          12669BQ96        1,050,000.00       947.777403579      5.309731545      5.455328394    942.467672034      6.918939
    B5          12669BR20        1,260,291.18       646.057913378      3.619401669      3.718656509    596.673992434      6.918939
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                       420,000,000.00       121.747761381     13.321595643      0.696039024    108.288840452
-----------------------------------------------------------------------------------------------------------------------------------

   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6

Pool Level Data

Distribution Date                                                                                8/25/03
Cut-off Date                                                                                      2/1/01
Determination Date                                                                                8/1/03
Accrual Period 30/360                    Begin                                                    7/1/03
                                         End                                                      8/1/03
Number of Days in 30/360 Accrual Period                                                               30

------------------------------------------------------------------------------
                                Collateral Information
------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                       350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                           41,037,311.87
Ending Aggregate Pool Stated Principal Balance                                              36,613,729.73

Beginning Aggregate Certificate Stated Principal Balance                                    51,134,059.77
Ending Aggregate Certificate Stated Principal Balance                                       45,481,312.98

Beginning Aggregate Loan Count                                                                        130
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                  12
Agreement
Ending Aggregate Loan Count                                                                           118

Beginning Weighted Average Loan Rate                                                            7.778821%
(WAC)
Ending Weighted Average Loan Rate (WAC)                                                         7.797478%

Beginning Net Weighted Average Loan Rate                                                        7.509013%
Ending Net Weighted Average Loan Rate                                                           7.526373%

Weighted Average Maturity (WAM) (Months)                                                              329

Servicer Advances                                                                               29,066.62
Reimbursement for Servicer Advances                                                                  0.00

Aggregate Pool Prepayment                                                                    4,003,000.42
Pool Prepayment Rate                                                                          74.2905 CPR

Gross Master Servicing Fees                                                                      8,549.44
Net Master Servicing Fees                                                                        4,733.26
Sub Servicing Fees                                                                                 369.61

Group 2
-------
Cut-Off Date Balance                                                                        69,761,274.29

Beginning Aggregate Pool Stated Principal Balance                                           10,096,747.75
Ending Aggregate Pool Stated Principal Balance                                               8,867,583.10


                                    Page 1


   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6


Group 2
-------
Beginning Aggregate Certificate Stated Principal Balance                                    51,134,059.77
Ending Aggregate Certificate Stated Principal Balance                                       45,481,312.98

Beginning Aggregate Loan Count                                                                         37
Loans Paid Off or Otherwise Removed Pursuant to Pooling and                                             3
Servicing Agreement
Ending Aggregate Loan Count                                                                            34

Beginning Weighted Average Loan Rate (WAC)                                                      7.284627%
Ending Weighted Average Loan Rate (WAC)                                                         7.268609%

Beginning Net Weighted Average Loan Rate                                                        7.001331%
Ending Net Weighted Average Loan Rate                                                           7.000757%

Weighted Average Maturity (WAM) (Months)                                                              150

Servicer Advances                                                                                9,937.29
Reimbursement for Servicer Advances                                                                  0.00

Aggregate Pool Prepayment                                                                    1,186,329.03
Pool Prepayment Rate                                                                          77.8363 CPR

Gross Master Servicing Fees                                                                      2,103.49
Net Master Servicing Fees                                                                        1,051.74
Sub Servicing Fees                                                                                 204.43


---------------------------------------------------------
                      Certificate Information
---------------------------------------------------------
Group 1
-------
Senior Percentage                                                                          68.1286894397%
Senior Prepayment Percentage                                                              100.0000000000%

Subordinate Percentage                                                                     31.8713105603%
Subordinate Prepayment Percentage                                                           0.0000000000%

Group 2
-------
Senior Percentage                                                                          74.9913860353%
Senior Prepayment Percentage                                                              100.0000000000%

Subordinate Percentage                                                                     25.0086139647%
Subordinate Prepayment Percentage                                                           0.0000000000%


Certificate Account


                                    Page 2


   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6


Beginning Balance                                                                                    0.00

Deposit
Payments of Interest and Principal                                                           5,588,428.79
Liquidation Proceeds                                                                           327,451.70
All Other Proceeds                                                                                   0.00
Other Amounts                                                                                        0.00
                                                                                             ------------
Total Deposits                                                                               5,915,880.49


Withdrawals
Reimbursement of Servicer Advances                                                                   0.00
Payment of Master Servicer Fees                                                                  5,326.46
Payment of Sub Servicer Fees                                                                       574.03
Payment of Other Fees                                                                           23,085.66
Payment of Insurance Premium(s)                                                                      0.00
Payment of Personal Mortgage Insurance                                                               0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                     0.00
Payment of Principal and Interest                                                            5,887,406.55
                                                                                             ------------
Total Withdrawals                                                                            5,916,392.70

Ending Balance                                                                                  22,573.44


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                        5,988.27
Compensation for Gross PPIS from Servicing Fees                                                  4,867.92
Other Gross PPIS Compensation                                                                        0.00
                                                                                              -----------
Total Net PPIS (Non-Supported PPIS)                                                              1,120.34


Master Servicing Fees Paid                                                                       5,326.46
Sub Servicing Fees Paid                                                                            574.03
Insurance Premium(s) Paid                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                                0.00
Other Fees Paid                                                                                 23,085.66
                                                                                               ----------
Total Fees                                                                                      28,986.15

   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6


-------------------------------------------------------
                           Delinquency  Information
-------------------------------------------------------
Group 1
-------

Delinquency                                             30-59 Days            60-89 Days           90+ Days              Totals
-----------                                             ----------            ----------           --------              ------
Scheduled Principal Balance                           1,755,301.97            571,960.87         647,299.96        2,974,562.80
Percentage of Total Pool                                 4.794109%             1.562149%          1.767916%           8.124173%
Balance
Number of Loans                                                  4                     2                  2                   8
Percentage of Total Loans                                3.389831%             1.694915%          1.694915%           6.779661%

Foreclosure
-----------
Scheduled Principal Balance                                                                                          495,879.41
Percentage of Total Pool                                                                                              1.354354%
Balance
Number of Loans                                                                                                               2
Percentage of Total Loans                                                                                             1.694915%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                          378,200.08
Percentage of Total Pool                                                                                              1.032946%
Balance
Number of Loans                                                                                                               2
Percentage of Total Loans                                                                                             1.694915%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool                                                                                              0.000000%
Balance

Current Realized Losses                                                                                               57,614.79
Additional Gains (Recoveries)/Losses                                                                                      61.82
Total Realized Losses                                                                                                436,933.05

Group 2
-------

Delinquency                                             30-59 Days            60-89 Days           90+ Days              Totals
-----------                                             ----------            ----------           --------              ------
Scheduled Principal Balance                             664,921.61            267,111.53               0.00          932,033.14
Percentage of Total Pool                                 7.498341%             3.012225%          0.000000%          10.510566%
Balance
Number of Loans                                                  2                     1                  0                   3
Percentage of Total Loans                                5.882353%             2.941176%          0.000000%           8.823529%


                                    Page 4


   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6


Foreclosure
-----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                               0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00


--------------------------------------------------------------
        Subordination/Credit Enhancement Information
--------------------------------------------------------------

Protection                                                                                         Original             Current
----------                                                                                         --------             -------
Bankruptcy Loss                                                                                  200,000.00          200,000.00
Bankruptcy Percentage                                                                             0.047646%           0.439741%
Credit/Fraud Loss                                                                              8,400,000.00        1,115,213.62
Credit/Fraud Loss Percentage                                                                      2.001137%           2.452026%
Special Hazard Loss                                                                            8,400,000.00        2,512,617.52
Special Hazard Loss Percentage                                                                    2.001137%           5.524505%

Credit Support                                                                                     Original             Current
--------------                                                                                     --------             -------
Class A                                                                                      403,198,708.82       30,082,439.84
Class A Percentage                                                                               95.999693%          66.142417%

Class M                                                                                        6,091,000.00        5,740,570.61
Class M Percentage                                                                                1.450238%          12.621823%



                                    Page 5

   THE
 BANK OF
   NEW
  YORK
101 Barclay St, 8W
New York, NY 10286
                                                        CWMBS, INC.
Officer: Courtney Bartholomew, MBS Unit        CHL MORTGAGE PASS-THROUGH TRUST
         212-815-3236                                   SERIES 2001-6


Credit Support                                                                                     Original             Current
---------------                                                                                    --------             -------

Class B1                                                                                       3,780,000.00        3,562,527.83
Class B1 Percentage                                                                               0.900000%           7.832949%

Class B2                                                                                       2,520,000.00        2,375,018.55
Class B2 Percentage                                                                               0.600000%           5.221966%

Class B3                                                                                       2,100,000.00        1,979,182.13
Class B3 Percentage                                                                               0.500000%           4.351638%

Class B4                                                                                       1,050,000.00          989,591.06
Class B4 Percentage                                                                               0.250000%           2.175819%

Class B5                                                                                       1,260,291.18          751,982.97
Class B5 Percentage                                                                               0.300069%           1.653389%



                                   Page 6